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FOR IMMEDIATE RELEASE

April 28, 2011

Company:	Dominion

Contacts:
Media:	Ryan Frazier (804) 819-2521, c.ryan.frazier@dom.com Bill Hall (804) 819-2040, bill.hall@dom.com
Analysts:	Sarah Scott (804) 819-2315, sarah.m.scott@dom.com Nathan Frost (804) 819-2187, nathan.j.frost@dom.com

DOMINION ANNOUNCES FIRST-QUARTER 2011 EARNINGS

• First-quarter 2011 operating earnings of 93 cents per share compare to guidance of 85 cents to 95 cents per share
• First-quarter 2011 GAAP earnings of 82 cents per share
• Company affirms 2011 operating earnings guidance of $3.00 to $3.30 per share
• Conference call scheduled for 10 a.m. EDT today

RICHMOND, Va. – Dominion (NYSE: D) today announced unaudited reported earnings determined in accordance with Generally Accepted Accounting Principles (GAAP) for the three months ended March 31, 2011, of $479 million ($0.82 per share), compared with reported earnings of $174 million ($0.29 per share) for the same period in 2010.

Operating earnings for the three months ended March 31, 2011, amounted to $541 million ($0.93 per share), compared to operating earnings of $576 million ($0.96 per share) for the same period in 2010. Operating earnings are defined as reported (GAAP) earnings adjusted for certain items.

Dominion uses operating earnings as the primary performance measurement of its earnings guidance and results for public communications with analysts and investors.  Dominion also uses operating earnings internally for budgeting, for reporting to the board of directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

Business segment results and detailed descriptions of items included in 2011 and 2010 reported earnings but excluded from operating earnings can be found on Schedules 1, 2 and 3 of this release.

Thomas F. Farrell II, chairman, president and chief executive officer, said:

“Dominion is off to a very good start in 2011.  First quarter earnings were in the upper half of our guidance range.  We continue to improve our safety performance, which is already in the top tier for our industry.  All three of our business units performed well and delivered results that met or exceeded our expectations.  We continue to move forward with our growth plans, completing several major projects and beginning several more.

“Construction of our largest electric projects is proceeding as planned.  The Bear Garden Power Station is expected to be in commercial operation next month.  The Virginia City Hybrid Energy Center was 84 percent complete at the end of the first quarter and is on plan to be in commercial operation next summer.  We will seek State Corporation Commission (SCC) approval next month for our next major generating project, the 1,300-megawatt combined cycle plant in Warren County.  Separately, we announced plans to convert three power stations in Virginia from coal to biomass, which will provide customers with economical electricity, deliver environmental benefits and take advantage of a renewable, low-cost fuel source. Pending regulatory approvals, these facilities could begin their new operation in 2013.

“The 500 kV Meadow Brook to Loudoun line has been energized ahead of the expected June 2011 in-service date.  In addition, the Carson to Suffolk 500 kV line is 90 percent complete.  Development of the 500 kV Mount Storm to Doubs transmission line is also moving ahead as are the more than 40 electric transmission projects designed to power Virginia.  On the regulatory front, Virginia Electric & Power Co. filed its biennial review with the Virginia SCC.  An order is expected by the end of November 2011.

“In our Energy segment, we executed two new agreements to provide 270,000 dekatherms per day of firm transportation service to move new Marcellus Shale volumes.  Additionally, agreements have been finalized with customers to provide storage and year-round transportation service through our Allegheny Storage Project.  Recently, as part of our ongoing efforts to maintain the safety and reliability of our pipeline system, Dominion East Ohio sought Public Utilities Commission of Ohio (PUCO) approval to accelerate its previously approved Pipeline Infrastructure Replacement (PIR) program. If approved, Dominion East Ohio would nearly double its PIR spending to more than $200 million annually.

“With the solid performance in the first quarter and our plans for the remainder of the year, we are affirming our 2011 operating earnings guidance of $3.00 to $3.30 per share.”

First-quarter 2011 operating earnings compared to 2010

The decrease in first-quarter 2011 operating earnings per share as compared to first-quarter 2010 operating earnings per share is primarily attributable to lower merchant generation margins, a return to normal weather in the regulated electric service territory, the absence of earnings from the company’s E&P operations and higher interest expense.   Partially offsetting these negatives were higher FERC transmission revenues, rate adjustment clause earnings, higher contributions from unregulated retail energy marketing operations and accretion due to share repurchases.

Complete details of first-quarter 2011 operating earnings as compared to 2010 can be found on Schedule 4 of this release.

Second-quarter 2011 operating earnings guidance

Dominion expects second-quarter 2011 operating earnings in the range of 50 cents per share to 60 cents per share as compared to second-quarter 2010 operating earnings of 72 cents per share.  Positive factors for the second-quarter of 2011 compared to the same period of the prior year include a lower share count and higher revenues related to our growth projects.  Negative factors for the quarter include a return to normal weather, lower merchant generation margins, the absence of earnings from the company’s E&P operations and higher interest expenses.  GAAP earnings for the second quarter of 2010 were $2.98 per share.

In providing its second-quarter and full-year 2011 operating earnings guidance, the company notes that there could be differences between expected reported earnings and estimated operating earnings for matters such as, but not limited to, divestitures or changes in accounting principles.  At this time, Dominion management is not able to estimate the impact, if any, of these items on reported earnings, other than those as set forth in Schedule 2 – Reconciliation of 2011 Operating Earnings to Reported Earnings on page 10 of the 1Q11 Earnings Release Kit.   Accordingly, the company is not able to provide a corresponding GAAP equivalent for its operating earnings guidance.

Conference call today

Dominion will host its first-quarter earnings conference call at 10 a.m. EDT on Thursday, April 28.  Dominion management will discuss its first-quarter financial results, the status of its merchant generation operations and other matters of interest to the financial community.

Domestic callers should dial (866) 710-0179. The passcode for the conference call is “Dominion.”  International callers should dial (334) 323-9872.  Participants should dial in 10 to 15 minutes prior to the scheduled start time.  Members of the media also are invited to listen.

A live webcast of the conference call, including accompanying slides, and the Earnings Release Kit will be available on the company’s investor information page at www.dom.com/investors.

A replay of the conference call will be available beginning about 1 p.m. EDT April 28 and lasting until 11 p.m. EDT May 5.  Domestic callers may access the recording by dialing (877) 919-4059.  International callers should dial (334) 323-7226.  The PIN for the replay is 89717568.  Additionally, a replay of the webcast will be available on the company’s investor information page by the end of the day April 28.

Dominion is one of the nation's largest producers and transporters of energy, with a portfolio of approximately 27,600 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,200 miles of electric transmission lines.  Dominion operates the nation's largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 15 states. For more information about Dominion, visit the company's website at www.dom.com

This release contains certain forward-looking statements, including forecasted operating earnings for second-quarter and full-year 2011 which are subject to various risks and uncertainties.  Factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely, fluctuations in energy-related commodity prices,  estimates of future market conditions, access to and costs of capital, fluctuations in the value of our pension assets and assets held in our decommissioning trusts, the receipt of regulatory approvals for, and timing of, planned projects, acquisitions and divestitures, and the ability to complete planned construction or expansion projects within the terms  and timeframes initially anticipated.  Other factors include, but are not limited to, weather conditions and other events , including the effects of hurricanes, earthquakes, high winds and major storms on operations, the risk associated with the operation of nuclear facilities, unplanned outages of Dominion’s generation facilities,  state and federal legislative and regulatory developments and changes to environmental and other laws and regulations, including those related to climate change, greenhouse gases and other emissions to which we are subject, political and economic conditions, industrial, commercial and residential growth or decline in Dominion’s service area, risks of operating businesses in regulated industries that are subject to changing regulatory structures, changes to regulated gas and electric rates collected by Dominion, changes to rating agency requirements and ratings, changing financial accounting standards, fluctuations in interest rates, changes in federal and state tax laws, employee workforce factors, including collective bargaining, counter-party credit and performance  risks,  adverse outcomes in litigation matters, and other uncertainties.  Other risk factors are detailed from time to time in Dominion’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission.

###

Schedule 1 - Segment Operating Earnings

Preliminary, Unaudited
(millions, except earnings per share)	Three months ended March 31
	2011	2010	Change
Operating Revenue (GAAP Based 1)	$ 4,057	$ 4,168	$ (111)

Earnings:
Dominion Virginia Power	$ 149	$ 114	$ 35
Dominion Energy	169	175	(6)
Dominion Generation	298	325	(27)
Corporate and Other	(75)	(38)	(37)
OPERATING EARNINGS	$ 541	$ 576	$ (35)
Items excluded from operating earnings 2, 3	(62)	(402)	340
REPORTED EARNINGS 1	$ 479	$ 174	$ 305

Common Shares Outstanding (average, diluted)	580.5	600.9

Earnings Per Share (EPS):
Dominion Virginia Power	$ 0.26	$ 0.19	$ 0.07
Dominion Energy	0.29	0.29	-
Dominion Generation	0.51	0.54	(0.03)
Corporate and Other	(0.13)	(0.06)	(0.07)
OPERATING EARNINGS	$ 0.93	$ 0.96	$ (0.03)
Items excluded from operating earnings 2	(0.11)	(0.67)	0.56
REPORTED EARNINGS 1	$ 0.82	$ 0.29	$ 0.53

1)	Determined in accordance with Generally Accepted Accounting Principles (GAAP).
2)	Items excluded from operating earnings are reported in Corporate and Other segment. Refer to Schedules
2 and 3 for details, or find "GAAP Reconciliation" on Dominion's website at www.dom.com/investors.
3)	Pre-tax loss amounts for the current period and the prior period are ($81) million and ($435) million, respectively.

Schedule 2 – Reconciliation of 2011 Operating Earnings to Reported Earnings

2011 Earnings (Three months ended March 31, 2011)

The net effects of the following items, all shown on an after-tax basis, are included in 2011 reported earnings, but are excluded from operating earnings:

•	$39 million impairment charge related to our State Line coal-fired merchant power station.
•	$19 million net loss from operations at our Kewaunee nuclear merchant power station.
•	$4 million net expense related to other items.

(millions, except per share amounts)	1Q11	2Q11	3Q11	4Q11	YTD 2011
Operating earnings	$541				$541
Items excluded from operating earnings (after-tax):
Impairment of merchant generation asset	(39)				(39)
Kewaunee operations	(19)				(19)
Other items	(4)				(4)
Total items excluded from operating earnings (after-tax) 1	(62)				(62)
Reported net income	$479				$479
Common shares outstanding (average, diluted)	580.5				580.5
Operating earnings per share	$0.93				$0.93
Items excluded from operating earnings (after-tax)	(0.11)				(0.11)
Reported earnings per share	$0.82				$0.82

1)	Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q11	2Q11	3Q11	4Q11	YTD 2011
Impairment of merchant generation asset	(55)				(55)
Kewaunee operations	(32)				(32)
Other items	6				6
Total items excluded from operating earnings	$(81)				$(81)

Schedule 3 – Reconciliation of 2010 Operating Earnings to Reported Earnings

2010 Earnings (Twelve months ended December 31, 2010)

The net effects of the following items, all shown on an after-tax basis, are included in 2010 reported earnings, but are excluded from operating earnings:

•	$ 1.4 billion net benefit resulting from the sale of our Appalachian E&P operations, primarily reflecting the gain on the sale, partially offset by certain transaction costs and other related charges.
•	$206 million after-tax charge related to our work-force reduction program, primarily reflecting severance pay and other benefits to affected employees.
•	$155 million net loss from Peoples discontinued operations, primarily reflecting the loss on the sale recorded in February 2010.
•	$127 million of impairment charges related to certain merchant generation facilities.
•	$57 million charge related to health care legislation changes, eliminating the tax deduction for a portion of retiree prescription drug costs.
•	Impact of interim tax expense provision resulting from the impact of items excluded from operating earnings on our 2010 estimated annual effective tax rate.
•	$1 million net expense related to other items.

(millions, except per share amounts)	1Q10	2Q10	3Q10	4Q10	YTD 2010	2
Operating earnings	$576	$426	$603	$366	$1,971
Items excluded from operating earnings (after-tax):
Items related to the sale of Appalachian E&P operations	14	1,387		(18)	1,383
Work force reduction program	(206)				(206)
Peoples discontinued operations	(149)	2		(8)	(155)
Impairment of merchant generation assets		(95)		(32)	(127)
Healthcare reform legislation - Medicare Part D tax impact	(57)				(57)
Interim tax provision	(16)	53	(24)	(13)	0
Other items	12	(12)	(4)	3	(1)
Total items excluded from operating earnings (after-tax) 1	(402)	1,335	(28)	(68)	837
Reported net income	$174	$1,761	$575	$298	$2,808
Common shares outstanding (average, diluted)	600.9	591.4	586.4	582.1	590.1
Operating earnings per share	$0.96	$0.72	$1.03	$0.63	$3.34
Items excluded from operating earnings (after-tax)	(0.67)	2.26	(0.05)	(0.12)	1.42
Reported earnings per share	$0.29	$2.98	$0.98	$0.51	$4.76

1) Pre-tax amounts for items excluded from operating earnings are reflected in the following table:
Items excluded from operating earnings:	1Q10	2Q10	3Q10	4Q10	YTD 2010

Items related to the sale of Appalachian E&P operations	20	2,405			2,425
Work force reduction program	(338)				(338)
Peoples discontinued operations	(137)	3			(134)
Impairment of merchant generation assets		(163)		(31)	(194)
Other items	20	(20)	(6)	6	0
Total items excluded from operating earnings	($435)	$2,225	($6)	($25)	$1,759

2) YTD 2010 EPS may not equal sum of quarters due to share count differences.

Schedule 4 - Reconciliation of 1Q11 Earnings to 1Q10

Preliminary, unaudited	Three Months Ended
(millions, except EPS)	March 31,
	2011 vs. 2010
	Increase / (Decrease)
Reconciling Items	Amount	EPS

Dominion Virginia Power
Regulated electric sales:
Weather	($9)	($0.02)
FERC transmission revenue	26	0.05
Other	7	0.01
Storm damage and service restoration - distribution operations	6	0.01
Retail energy marketing operations	17	0.03
Interest expense	(6)	(0.01)
Other	(6)	(0.01)
Share accretion	---	0.01
Change in contribution to operating earnings	$35	$0.07

Dominion Energy
Gas and Oil - disposed operations	($14)	($0.03)
Producer Services margin	9	0.02
Other	(1)	0.00
Share accretion	---	0.01
Change in contribution to operating earnings	($6)	$0.00

Dominion Generation
Regulated electric sales:
Weather	($18)	($0.03)
Other	17	0.03
Rate Adjustment Clause equity return	15	0.03
Merchant generation margin	(38)	(0.06)
Kewaunee 2010 earnings	(5)	(0.01)
Other	2	0.00
Share accretion	---	0.01
Change in contribution to operating earnings	($27)	($0.03)

Corporate and Other
Change in contribution to operating earnings	($37)	($0.07)

Change in consolidated operating earnings	($35)	($0.03)

Change in items excluded from operating earnings 1	$340	$0.56

Change in reported earnings (GAAP)	$305	$0.53

1)	Refer to Schedules 2 and 3 for details of items excluded from operating earnings, or find "GAAP Reconciliation"
on Dominion's website at www.dom.com/investors.